UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2010

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Plans and Contracts

Assumption of Equity Plans

Effective upon the REIT Conversion Merger (as defined in Item 8.01 below), Sabra Health Care REIT, Inc. (“Sabra”) assumed the Sun Healthcare Group, Inc. 2009 Performance Incentive Plan and the Sun Healthcare Group, Inc. 2004 Equity Incentive Plan. Prior to the REIT Conversion Merger, these equity plans had been adopted and maintained by Old Sun (as defined in Item 8.01 below). Upon the assumption by Sabra, the 2009 Performance Incentive Plan was renamed the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan (the “2009 Equity Plan”) and the 2004 Equity Incentive Plan was renamed the Sabra Health Care REIT, Inc. 2004 Equity Incentive Plan (the “2004 Equity Plan”). Also in connection with the REIT Conversion Merger, Sabra agreed to assume certain option and stock unit awards previously granted by Old Sun under these plans to persons who were, after the REIT Conversion Merger, employees or directors of Sabra.

The 2004 Equity Plan was assumed by Sabra to evidence the terms of option and stock unit awards that have been assumed by Sabra effective upon the REIT Conversion Merger and which were originally granted by Old Sun under the 2004 Equity Incentive Plan. The only shares of Sabra’s common stock available for issuance under the 2004 Equity Plan are those shares subject to these assumed option and stock unit awards. Sabra does not have the authority to grant any new awards under the 2004 Equity Plan.

The 2009 Equity Plan evidences the terms of option and stock unit awards that have been assumed by Sabra effective upon the REIT Conversion Merger and which were originally granted by Old Sun under the 2009 Performance Incentive Plan. The 2009 Equity Plan also may be used by Sabra to grant new awards in the future.

The Board of Directors of Sabra (the “Sabra Board”) or one or more committees appointed by the Sabra Board administers each of these plans. The Sabra Board has delegated general administrative authority for each of these plans to the Compensation Committee of the Sabra Board. In connection with Sabra’s assumption of these plans, Sabra made certain conforming changes to reflect the REIT Conversion Merger and the assumption, but otherwise did not materially amend or modify either plan.

Persons eligible to receive new awards under the 2009 Equity Plan include officers or employees of Sabra or any of its subsidiaries, directors of Sabra or any of its subsidiaries, and certain consultants and advisors to Sabra or any of its subsidiaries. The administrator of the 2009 Equity Plan has broad authority under the plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

After giving effect to the one-for-three exchange that occurred in the REIT Conversion Merger, the maximum number of shares of Sabra’s common stock that may be delivered pursuant to awards under the 2009 Equity Plan (including those assumed under this plan in connection with the REIT Conversion Merger) equals the sum of: (1) 1,733,333 shares, plus (2) the number of any shares subject to stock options and stock appreciation rights granted under the 2004 Equity Plan or the Sun Healthcare Group, Inc. 2002 Non-Employee Director Equity Incentive Plan and outstanding on December 31, 2008 which expire, or for any reason are cancelled or terminated, after that date without being exercised (including any awards that terminated because the holder was not employed by Sabra following the REIT

Conversion Merger), plus (3) 1.25 times the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2004 Equity Plan that are outstanding and unvested on December 31, 2008 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested (including any awards that terminated because the holder was not employed by Sabra following the REIT Conversion Merger).

Shares issued in respect of any “full-value award” granted under the 2009 Equity Plan will be counted against the share limit described in the preceding paragraph as 1.25 shares for every one share actually issued in connection with the award. For example, if Sabra granted a stock bonus of 100 shares of its common stock under the 2009 Equity Plan, 125 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the 2009 Plan that is not a stock option grant or a stock appreciation right grant.

The types of awards that may be granted under the 2009 Equity Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Sabra’s common stock or units of Sabra’s common stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2009 Equity Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar unusual or extraordinary corporate transactions in respect of Sabra’s common stock.

Item 8.01	Other Events.

On November 15, 2010, Sun Healthcare Group, Inc. (“Old Sun”), the former parent company of Sabra and SHG Services, Inc. (which has been renamed Sun Healthcare Group, Inc.) (“New Sun”), effected its previously announced plan to restructure its business by separating its operating assets and its real estate assets into two separate publicly-traded companies — Sabra and New Sun. Pursuant to the restructuring plan, Old Sun separated its operating assets by means of a spin-off transaction pursuant to which, on November 15, 2010, Old Sun distributed to each of its stockholders one share of common stock of New Sun for every three shares of common stock of Old Sun held by such stockholders as of the close of business on November 5, 2010 (the “Separation”). In connection with the Separation, on November 15, 2010, Old Sun made an additional cash distribution to the same stockholders in an amount equal to $0.1335 per share of Old Sun common stock held by such stockholders. The Separation was followed on the same day by a merger (the “REIT Conversion Merger”) of Old Sun with and into its wholly owned subsidiary, Sabra, with each stockholder of Old Sun receiving one share of common stock of Sabra for every three shares of common stock of Old Sun held by such stockholder at the effective time of the REIT Conversion Merger.

In connection with the REIT Conversion Merger, a Certificate of Merger was filed with the Secretary of State of the State of Delaware and Articles of Merger were filed with the Maryland State Department of Assessments and Taxation, both on November 15, 2010, to effect the REIT Conversion Merger effective as of 5:00 p.m. Eastern time on November 15, 2010.

Sabra’s common stock is listed on The NASDAQ Stock Market LLC and trades on the NASDAQ Global Select Market under the symbol “SBRA.” The CUSIP number for Sabra’s common stock is 78573L106.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ HAROLD W. ANDREWS, JR.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: November 16, 2010